Exhibit 5.1

Solicitors 70 Sir John Rogerson’s Quay Dublin 2 Ireland D02 R296 T +353 1 232 2000 F +353 1 232 3333 W www.matheson.com DX 2 Dublin

STERIS plc

70 Sir John Rogerson’s Quay

Dublin 2

Ireland

D02 R296

Our Ref	Your Ref	2 June 2021
FBO 669595.11

Dear Sirs

Registration Statement on Form S-8 of STERIS plc

We are acting as Irish counsel to STERIS plc, a public limited company incorporated under the laws of Ireland (company number 595593) (the “Company”), in connection with the filing by the Company, on the date hereof, of a registration statement on Form S-8 pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”), to which this Opinion is an exhibit, with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to which the Company will register, under the Securities Act, up to 282,920 ordinary shares of $0.001 (nominal value) in the capital of the Company (the “Ordinary Shares”) that may become issuable pursuant to outstanding awards under the Cantel Medical Corp. 2020 Equity Incentive Plan (as assumed by the Company and amended effective 2 June 2021) (the “2020 Plan”) and under the Cantel Medical Corp. 2016 Equity Incentive Plan (as assumed by the Company and amended effective 2 June 2021) (the “2016 Plan” and, together with the 2020 Plan, the “Plans”).

In connection with this Opinion, we have reviewed the corporate resolutions, records and other documents and searches listed in Schedule 1 to this Opinion, together with such other resolutions, records and documents as we have deemed necessary as a basis for the opinions expressed below.

Based on the foregoing, and subject to the further assumptions, qualifications and limitations set out in this Opinion, we are of the opinion that the Ordinary Shares, when issued pursuant to the terms of the Plans (including any applicable and duly authorised award agreement under the Plans) and subject to receipt by the Company of the full consideration payable therefor, will be validly issued, fully paid and non-assessable (“non-assessable” is a phrase which has no defined meaning under Irish law, but, for the purposes of this Opinion, shall mean the registered holders of such Ordinary Shares are not subject to calls for additional payments on such shares).

Managing Partner: Michael Jackson - Chairperson: Tara Doyle - Partners: Helen Kelly, Sharon Daly, Ruth Hunter, Tony O’Grady, Anne-Marie Bohan, Patrick Spicer, Turlough Galvin, Patrick Molloy, George Brady, Robert O’Shea, Joseph Beashel, Dualta Counihan, Deirdre Dunne, Fergus Bolster, Christian Donagh, Bryan Dunne, Shane Hogan, Nicola Dunleavy, Julie Murphy-O’Connor, Mark O’Sullivan, Brian Doran, John Gill, Joe Duffy, Pat English, Shay Lydon, Aidan Fahy, Niamh Counihan, Gerry Thornton, Liam Collins, Darren Maher, Michael Byrne, Phillip Lovegrove, Rebecca Ryan, Catherine O’Meara, Elizabeth Grace, Deirdre Cummins, Alan Keating, Alma Campion, Brendan Colgan, Garret Farrelly, Rhona Henry, April McClements, Gráinne Dever, Oisin McClenaghan, Rory McPhillips, Michelle Ridge, Sally-Anne Stone, Matthew Broadstock, Emma Doherty, Leonie Dunne, Stuart Kennedy, Brian McCloskey, Madeline McDonnell, Barry O’Connor, Donal O’Donovan, Karen Reynolds, Kevin Smith, Chris Bollard, Deirdre Kilroy, Michael Hastings, Maria Kennedy, Barry McGettrick, Kate McKenna, Donal O’Byrne, David O’Mahony, Russell Rochford, Liam Flynn, Gráinne Callanan, Geraldine Carr, Brian Doohan, Richard Kelly, Niamh Maher, Yvonne McWeeney, Mairéad Ni Ghabháin, Padraic Roche, Vahan Tchrakian, Kieran Trant, Deirdre Crowley, Philip Tully, David Jones, Kimberley Masuda, Susanne McMenamin, David Fitzgibbon, Cillian O’Boyle, Angela Brennan, Louise Dobbyn, Catriona Cole, Paul Carroll, Stephen Gardiner, Caroline Austin, Sandra Lord. - Tax Principals: Greg Lockhart, Catherine Galvin. - Tax Department Chair: John Ryan. - General Counsel: Dermot Powell. Of Counsel: Paraic Madigan, Liam Quirke.

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For the purposes of this Opinion, we have assumed: (i) Registration Statement will have become, and will remain, effective at the time of issuance of the Ordinary Shares, (ii) the truth and accuracy of the contents of all documents and searches reviewed as to factual matters, but have made no independent investigation regarding such factual matters, (iii) all signatures, initials, seals and stamps contained in, or on, all documents submitted to us are genuine, (iv) all documents submitted to us as originals are authentic and complete and that all documents submitted to us as copies (including without limitation any document submitted to us as a .pdf (or any other format) attachment to an email) are complete and conform to the originals of such documents, and the originals of such documents are authentic and complete, (v) at the time of the allotment and issue of any Ordinary Shares pursuant to the terms of the Plans, the Company will have a sufficient number of authorised but unissued ordinary shares of $0.001 each (nominal value) in its share capital (being at least equal to the number of Ordinary Shares to be allotted and issued), (vi) at the time of the allotment and issue of any Ordinary Shares (or the grant of any right to subscribe for, or convert any security into, Ordinary Shares (a “convertible right”)) pursuant to the terms of the Plans, to the extent required, (A) the directors of the Company will, in accordance with section 1021 of the Companies Act 2014 of Ireland, as amended, (the “Companies Act”), have been generally and unconditionally authorised by the shareholders of the Company to allot a sufficient number of “relevant securities” (within the meaning of that section) (being at least equal to the number of Ordinary Shares the subject of such allotment and issuance or grant of a convertible right) and (B) the directors of the Company will, in accordance with section 1023 of the Companies Act, have been empowered by the shareholders of the Company to allot and issue such Ordinary Shares or grant convertible rights as if section 1022(1) did not apply to such allotment and issuance or grant, (vii) where treasury shares are being re-issued, the maximum and minimum prices of re-issue shall have been determined in advance at a general meeting of the Company in accordance with the requirements of section 1078 of the Companies Act, (viii) the full consideration for all Ordinary Shares to be allotted and issued pursuant to the Plans will have been received by the Company prior to the issuance of such Ordinary Shares, (ix) no Ordinary Shares will be allotted and issued pursuant to the Plans for less than their nominal value, (x) no Ordinary Shares will be allotted and issued pursuant to the Plans for consideration other than cash, (xi) no Ordinary Shares will be allotted and issued other than pursuant to a resolution of the board of directors of the Company or a duly authorised committee thereof, (xii) the Company shall not give any financial assistance, as contemplated by sections 82 and 1043 of the Companies Act for the purpose of any acquisition of any Ordinary Shares pursuant to the Plans, save as permitted by, or pursuant to an exemption to, the said sections 82 and 1043 and (xiii) the offering, sale and/or marketing of any Ordinary Shares will be made, effected and conducted in accordance with, and will not violate, the securities laws and regulations of all applicable jurisdictions, including Ireland, which impose any restrictions, or mandatory requirements, in relation to the offering or sale of any shares to the public in any jurisdiction, including Ireland, and/or any prospectus or analogous disclosure document prepared in connection therewith.

This Opinion is based upon, and limited to, the laws of Ireland as is in effect on the date hereof and is based on legislation published and cases fully reported before that date and our knowledge of the facts relevant to the opinions contained herein. For the avoidance of doubt, Ireland does not include Northern Ireland and the laws of Ireland do not include the laws in force in Northern Ireland. We have assumed without enquiry that there is nothing in the laws of any jurisdiction other than Ireland which would, or might, affect our opinion as stated herein. We have made no investigations of, and we express no opinion on, the laws of any jurisdiction other than Ireland or the effect thereof. This Opinion is expressed as of the date hereof and we assume no obligation to update this Opinion.

This Opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act strictly for use in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent. This Opinion is confined strictly to the matters expressly stated herein and is not be read as extending by implication or otherwise to any other matter.

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We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the reference to Matheson therein. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

This Opinion and the opinions given in it are governed by, and construed in accordance with, the laws of Ireland.

Yours faithfully

/s/ Matheson

MATHESON

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Schedule 1

Documents

1	Copy of the Cantel Medical Corp. 2016 Equity Incentive Plan, as adopted on 7 January 2016 and amended and restated through 31 October 2018.

2	Copy of the Cantel Medical Corp. 2020 Equity Incentive Plan, effective 16 December 2020.

3	Copy of the Omnibus Amendment to the Cantel Medical Corp. 2016 Equity Incentive Plan and the Cantel Medical Corp. 2020 Equity Incentive Plan dated 2 June 2021.

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Copies of the certificate of incorporation, the certificate of incorporation on change of and the certificate of incorporation on re-registration as a public limited company of STERIS plc, dated 22 December 2016, 25 October 2018 and 11 February 2019, respectively.

5	Copy constitution of STERIS plc, adopted on 27 March 2019 and amended on 3 May 2019.

6	Copy resolutions of the board of directors of STERIS plc passed on 12 January 2021 and 5 May 2021.

7	The Registration Statement, as filed with the U.S. Securities and Exchange Commission on the date hereof.

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Searches carried out by independent law researchers on our behalf against STERIS plc on 1 June 2021 in (i) the Index of Petitions and Winding-up Notices maintained at the Central Office of the High Court of Ireland, (ii) the Judgments’ Office of the Central Office of the High Court of Ireland and (iii) the Companies Registration Office.

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